                                                                     EXHIBIT 1.1

                       ___________ Shares of Common Stock
                            (No Par Value Per Share)


                           WASHINGTON BANKING COMPANY
                           (a Washington corporation)


                             UNDERWRITING AGREEMENT


                              __________ ____, 1998


RYAN, BECK & CO., INC.
220 South Orange Avenue
Livingston, New Jersey 07039

Ladies and Gentlemen:

        Washington Banking Company ("Company"), a Washington corporation and the holding company for Whidbey Island Bank, a Washington-chartered bank ("Bank"), whose deposits are insured by the Bank Insurance Fund ("BIF") administered by the Federal Deposit Insurance Corporation ("FDIC"), and each of the shareholders of the Company named in Schedule A hereto ("Selling Shareholders"), confirm their respective agreement with Ryan, Beck & Co., Inc. ("Underwriters") with respect to (i) the sale by the Company and the purchase by the Underwriter of _______ shares of common stock, no par value ("Common Stock"), of the Company,
(ii) the sale by the Selling Shareholders and the purchase by the Underwriter of the respective number of shares of Common Stock set forth in Schedule A, and
(ii) the grant by the Company to the Underwriter of the option described in
Section 2(c) hereof to purchase all or any part of _______ additional shares of Common Stock to cover over-allotments, in each case except as may otherwise be provided in the Price Determination Agreement, as hereinafter defined. The aforesaid _______ aggregate shares of Common Stock to be purchased by the Underwriter from the Company and the Selling Shareholders (collectively, "Initial Securities") and all or any part of the ______ shares of Common Stock subject to the option described in Section 2(c) hereof ("Option Securities") are collectively hereinafter called the "Securities."

        Prior to the purchase and public offering of the Securities by the Underwriter, the Company, the Bank, the Selling Shareholders and the Underwriter shall enter in an agreement substantially in the form of Exhibit A hereto ("Price Determination Agreement"). The offering of the Securities will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate the Price Determination Agreement.



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        The Company has filed with the Securities and Exchange Commission
("Commission") a registration statement on Form SB-2 (Commission File No. 333-49925), and related preliminary prospectuses, for the registration of the Securities under the Securities Act of 1933, as amended ("Securities Act"), has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement, as amended, and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the Securities Act ("Securities Act Regulations"), as from time to time amended or supplemented hereafter), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriter by the Company for use in connection with the offering of the Securities which becomes effective (whether or not such revised prospectus is required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for use.

        The Company acknowledges that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after the Commission declares the Registration Statement effective and the Price Determination Agreement has been executed and delivered. The Securities are to be offered to the public at the public offering price set forth in the Prospectus. The Underwriter may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any of the Option Securities are to be purchased pursuant to Section 3(c) hereof, the Underwriter will offer them to the public on the foregoing terms.

SECTION 1.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE BANK.

        (a) The Company and the Bank represent and warrant, jointly and severally, to the Underwriter as of the date hereof, and as of the date of the Price Determination Agreement (such latter date being hereinafter referred to as the "Representation Date"), as of the Closing Time (as defined in Section 3(d) hereof) and as of each Date of Delivery, if any (as defined in Section 3(c) hereof), as follows:

               (i) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement or any post-effective amendment thereto will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement becomes effective, at the Representation Date and at the Closing Time, complies in all material respects with the requirements of the Securities Act and the Securities Act Regulations, including the disclosure requirements of Industry Guide 3 ("Guide 3"), and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made,


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        not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Prospectus made in reliance upon and in conformity with written information with respect to the Underwriter furnished to the Company and the Bank in writing by the Underwriter expressly for use in the Prospectus ("Underwriter Information").

               (ii) Each of the accountants who certified the consolidated financial statements and supporting schedules of the Company included in the Prospectus are independent public accountants as required by the Securities Act, the Securities Act Regulations and the Code of Ethics of the American Institute of Certified Public Accountants.

               (iii) The consolidated financial statements of the Company and the related notes thereto included in the Prospectus present fairly the consolidated financial position of the Company as at the dates indicated and the consolidated results of operations, stockholders' equity and cash flows for the periods specified and comply as to form in all material respects with the applicable regulatory accounting requirements and the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules and tables included in the Prospectus present fairly the information required to be stated therein; and the pro forma financial information included in the Prospectus have been prepared, and the related pro forma adjustments have been applied, in accordance with the requirements of Regulation S-X promulgated by the Commission.

               (iv) Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, results of operations, or business of the Company and the Bank, taken as a whole, whether or not arising in the ordinary course of business, and (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by the Company and the Bank, other than those in the ordinary course of business, which are material with respect to the Company and the Bank, taken as a whole.

               (v) The Company has been duly organized and is validly existing as a Washington corporation with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations or business of the Company; all such licenses, permits and other governmental authorizations are in full force and effect and the Company is in all material respects in compliance therewith; the Company has not received notice of any proceeding or action relating to the revocation or modification of any such license, permit


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        or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations or business of the Company; and the Company is in good standing under the laws of the State of Washington and is qualified to do business in any jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations or business of the Company.

               (vi) The Bank has been duly organized and is validly existing as a Washington- chartered bank with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations or business of the Bank; all such licenses, permits and other governmental authorizations are in full force and effect and the Bank is in all material respects in compliance therewith; the Bank has not received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations or business of the Bank; and the Bank is in good standing under the laws of the State of Washington and is qualified to do business in any jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations or business of the Bank.

               (vii) The deposit accounts of the Bank are insured by the Bank Insurance Fund ("BIF") of the FDIC up to the applicable limits.

               (viii) The Company has authorized and issued capital stock as set forth under the heading "Capitalization" in the Prospectus; the outstanding shares of Common Stock of the Company are validly issued and outstanding, fully paid and nonassessable and have been issued in compliance with all federal and state securities laws; the Securities have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Price Determination Agreement, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus; the issuance of the Securities is not subject to preemptive or other similar rights; and no further approval or authority of the shareholders or the Board of Directors of the Company is required for the sale of the Securities to be sold by the Company as contemplated herein; other than as set forth in the Prospectus, there are no outstanding rights, warrants or options granted by the Company to purchase its capital stock; all of the outstanding capital stock of the Company is owned as set forth in the Prospectus.


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               (ix) The Company does not own or control or have the power to vote, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or partnership interest of any corporation, association or entity, other than the Bank.

               (x) The Company and the Bank have taken all corporate action necessary for them to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by, and is a valid and binding agreement of, the Company and the Bank, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or other similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC, or general equity principles, regardless or whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 7 and 8 hereof may be unenforceable as against public policy or Section 23A of the Federal Reserve Act ("Section 23A").

               (xi) Subsequent to the respective dates as of which information is given in the Prospectus and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, the Company and the Bank will not have (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business from the same or similar sources indicated in the Prospectus, or (B) entered into any transaction or series of transactions which is material in light of the business of the Company and the Bank, taken as a whole, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgage-backed securities in the ordinary course of business.

               (xii) No approval of any regulatory, supervisory or other public authority is required to be received by the Company and the Bank in connection with the execution and delivery of this Agreement or the issuance of the Securities which has not been obtained (a copy of which has been delivered to the Underwriter), except as may be required under the securities laws of various jurisdictions.

               (xiii) The Company and the Bank are not in violation of their respective charter or bylaws or other organizational documents; and the Company and the Bank is not in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company and the Bank is a party or by which they may be bound, or to which any of the property or assets of the Company and the Bank is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company and the Bank, taken as a whole.


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               (xiv) The execution, delivery and performance of this Agreement and the Price Determination Agreement and the consummation of the transactions contemplated herein and therein do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company and the Bank pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company and the Bank is a party or by which they may be bound, or to which any of the property or assets of the Bank is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company and the Bank, taken as a whole, nor will such action result in any violation of the provisions of the charter or bylaws or other organizational documents of the Bank, or any applicable law, regulation or administrative or court decree.

               (xv) No labor dispute with the employees of the Bank exists or, to the knowledge of the Bank, is imminent; and the Bank is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations, business or prospects of the Bank.

               (xvi) The Company and the Bank have good and marketable title to all properties and assets for which ownership is material to the business of the Company and the Bank and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except as such are described in the Prospectus or are not material in relation to the business of the Company and the Bank, taken as a whole; and all of the leases and subleases material to the business of the Company and the Bank under which the Company and the Bank hold properties, including those described in the Prospectus, are valid and binding agreements of the Bank, enforceable in accordance with their terms.

               (xvii) The Bank is not in violation of any directive from the FDIC or the Washington Department of Financial Institutions ("Department") to make any change in the method of conducting its business; the Bank has conducted and is conducting its business so as to comply with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the FDIC and the Department) except in such respects as would not have a material adverse effect upon the Bank.

               (xviii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the best knowledge of the Company and the Bank, threatened, against or affecting the Company or the Bank (other than as disclosed in the Prospectus) which might result in any material adverse change in the financial condition, results of operations or business of the Company and the Bank, taken as a whole, or which might materially and adversely affect the properties or assets thereof or


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
        which might materially and adversely affect the consummation of the transactions contemplated hereby; all pending legal or governmental proceedings to which the Company and the Bank are a party or of which any of their properties or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to its business, are, in the aggregate, not material; all agreements not entered into in the ordinary course of business, orders, consents to entry of an order, stipulations, directives, memoranda of understanding or written commitments currently in effect involving (a) the Company or the Bank, on the one hand, and (b) any of the Department, the FDIC or any other regulatory agency with jurisdiction over the Bank, on the other hand, are described in all material respects in the Prospectus.

               (xix) The Company has obtained the opinion of its counsel, Gordon, Thomas, Honeywell, Malanca, Peterson & Daheim, P.L.L.C., with respect to the legality of the Securities issued; all material aspects of the aforesaid opinion are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects, and the Company has not taken, nor will take any action inconsistent therewith.

               (xx) All of the loans represented as assets on the most recent consolidated financial statements or selected financial information of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of the Company and the Bank, taken as a whole.

               (xxi) To the best knowledge of the Bank, none of the Bank or any of the employees of the Bank has made any payment of funds of the Bank as a loan for the purchase of the Securities or made any other payment of funds prohibited by law, except for such other prohibited payments of funds which would not result in a material adverse change in the consolidated financial condition, results of operations or business of the Company and the Bank, and no funds have been set aside to be used for any payment prohibited by law.

               (xxii) The Bank is in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder.

               (xxiii) To the best knowledge of the Company and the Bank, neither the Company, the Bank, nor any properties owned or operated by the Bank, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations, or business of the Company and the Bank, taken as a whole.


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
        There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the best knowledge of the Company and the Bank, threatened, relating to the liability of any property owned or operated by the Company or the Bank under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

               (xxiv) The Company has filed all federal, state and local tax returns required to be filed and has made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

               (xxv) The Company has received approval to have the Securities quoted on the National Market of The Nasdaq Stock Market, Inc., effective upon notice of issuance thereof.

               (xxvi) There are no persons with registration or other similar rights to have any shares of Common Stock authorized for issuance by the Company under the Securities Act, except as indicated in the Prospectus.

               (xxvii) The Company has obtained and delivered to the Underwriter the agreement of each of the securityholders of the Company listed in Schedule B hereto, that, except as may be provided in such agreement, such securityholder will not, for a period of 180 days, without the Underwriter's prior written consent, directly or indirectly, sell, offer to sell, grant any option for the purchase of, or otherwise dispose of, any Common Stock or any security convertible into or exchangeable or exercisable for Common Stock.

        (b) Any certificate signed by any officer of the Company and the Bank and delivered to the Underwriter or counsel for the Underwriter at the Closing Time (as hereinafter defined) shall be deemed a representation and warranty by the Company and the Bank to the Underwriter as to the matters covered thereby.


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

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDERS.

        (a) Each of the Selling Shareholders severally represents and warrants to, and agrees with, each Underwriter as of the date hereof and as of the Representation Date and as of the Closing Date, as follows:

        (i) The execution and delivery of this Agreement and the Pricing Agreement and the consummation of the transactions herein and therein contemplated will not (A) result in the creation or imposition of any lien, charge or encumbrance upon the Initial Securities to be sold by such Selling Shareholder or on any other material assets of such Selling Shareholder, (B) result in a breach by such Selling Shareholder of, or constitute a default by such Selling Shareholder under, any indenture, deed of trust, contract or other agreement or instrument or any decree, judgment or order to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound and (C) result in any violation of the provisions of the organizational documents, if any, of such Selling Shareholder.

        (ii) Such Selling Shareholder has and will have, at the Closing Time, good and marketable title to the Initial Securities to be sold by such Selling Shareholder under this Agreement, free and clear of any pledge, lien, security interest, encumbrance, claim equity, community property rights, restriction on transfer and claims whatsoever other than pursuant to this Agreement, such Selling Shareholder has full right, power and authority and all authorizations and approvals required by law to sell, transfer and deliver the Initial Securities to be sold by such Selling Shareholder under this Agreement; and upon delivery of such Initial Securities and payment of the purchase price therefor as contemplated in this Agreement, the Underwriter will receive good and marketable title to the Initial Securities purchased by it from such Selling Shareholder, free and clear of any pledge, lien, security interest, encumbrance, claim, equity, community property rights, restriction on transfer and claims whatsoever.

        (iii) Each such Selling Shareholder has executed and delivered, in the form heretofore furnished to the Underwriter, a power of attorney ("Power of Attorney") with ________________, or their duly designated substitutes, as attorneys-in-fact (all of the foregoing attorneys-in-fact are hereinafter called, collectively, the "Attorneys-in-Fact" and, individually, an "Attorney-in-Fact"), and a Letter of Transmittal and Custody Agreement ("Custody Agreement") with ____________________; each Power of Attorney and Custody Agreement constitutes a valid and binding obligation of such Selling Shareholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; this Agreement has been and the Pricing Agreement will have been duly executed and delivered by such Selling Shareholder, each of such Selling Shareholder's Attorneys-in-Fact, acting alone, is authorized to execute and deliver this Agreement, the Pricing Agreement and the certificates referred to in Section 6(d) hereof on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriter to such Selling Shareholder as provided in Section 3 of this


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

Agreement, to authorize the delivery of the Initial Securities to be sold by such Selling Shareholder under this Agreement, and to duly endorse (in blank or otherwise) the certificate or certificates representing such Initial Securities or a stock power or powers with respect thereto, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement and the Pricing Agreement.

        (iv) All authorizations, approvals, consents and orders necessary for the execution and delivery by (A) each Selling Shareholder of the Power of Attorney and Custody Agreement, and (B) each such Selling Shareholder of this Agreement and the Pricing Agreement and the sale and delivery of the Initial Securities to be sold by such Selling Shareholder under this Agreement and the Pricing Agreement (other than, at the time of execution hereof, the issuance of the order of Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws), have been obtained and are in full force and effect; each such Selling Shareholder has full right, power and authority to enter into and perform its obligations under the Power of Attorney and the Custody Agreement; each such Selling Shareholder has full right, power and authority to enter into and perform its obligations under this Agreement and the Pricing Agreement, and to sell, transfer and deliver the Initial Securities to be sold by such Selling Shareholder under this Agreement and the Pricing Agreement.

        (v) Each Selling Shareholder will not, for a period of 180 days from the date of the Pricing Agreement, without the Underwriter's prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any security convertible into or exchangeable or exercisable for Common Stock or exercise any options to purchase Common Stock, except for (i) the Initial Securities sold to the Underwriters pursuant to this Agreement and (ii) Initial Securities sold by the Underwriters in the public offering contemplated by this Agreement and the Pricing Agreement and thereafter acquired by such Selling Shareholder.

        (vi) Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the distribution of the Initial Securities.

        (vii) Certificates in negotiable form for all Initial Securities to be sold by such Selling Shareholder under this Agreement, together with a stock power or powers duly endorsed in blank by such Selling Shareholder, have been placed in custody with the Custodian for the purpose of effecting delivery hereunder and thereunder.

        (viii) Such Selling Shareholder will review the Prospectus and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement at or prior to the Closing Time and will advise the Company and, if applicable, one of its Attorneys-in-Fact prior to the Closing Time, if any statement to be made on behalf of such Selling Shareholder in the certificates contemplated by Section 6(d) hereof would be inaccurate if made as of the Closing Time.


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

        (ix) Such Selling Shareholder does not have any right of first refusal or other similar right to purchase any of the Initial Securities that are to be sold by any of the other Selling Shareholders to the Underwriter pursuant to this Agreement.

        (x) Such Selling Shareholder has reviewed and is familiar with the Registration Statement as originally filed with the Commission and all amendments and supplements thereto, if any, filed with the Commission prior to the date hereof; and with the preliminary prospectus contained therein, as supplemented, if applicable, to the date hereof; and the information relating to such Selling Shareholder and such Selling Shareholder's Initial Securities that is set forth in the Registration Statement, any such amendment or supplement thereto, such preliminary prospectus, any such supplement thereto, the Prospectus or any supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (xi) At the Closing Time, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Initial Securities to be sold by such Selling Shareholder to the Underwriter hereunder will have been fully paid or provided for by such Selling Shareholder and all laws imposing such taxes will have been fully complied with.

        (B) Any certificate signed by any Selling Shareholder and delivered to the Underwriter or its counsel at the Closing Time shall be deemed a representation and warranty by such Selling Shareholder to the Underwriter as to the matters covered thereby.

SECTION 3.  SALE AND DELIVERY TO UNDERWRITER; CLOSING.

        (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company and the Selling Shareholders, agree to sell to the Underwriter, and the Underwriter agrees to purchase from the Company and the Selling Shareholders, at the purchase price per share for the Common Stock to be agreed upon by the Underwriter, the Company and the Selling Shareholders, in accordance with
Section 3(b) and as set forth in the Price Determination Agreement, the Securities.

        (b) The public offering price per share for the Securities and the purchase price per share for the Securities to be paid by the Underwriter shall be agreed upon and set forth in the Price Determination Agreement, dated the date hereof.

        (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an additional ________ shares of Common Stock at the price per share set forth in the Price Determination Agreement for the purpose of covering over-allotments in connection with distribution and sale of the Underwritten Shares. The option hereby granted may be exercised in whole or in part on any date during the period of 30 days from and after the date on which the Initial Securities are initially offered to the public by giving written notice to the Bank setting forth the number of Option Securities as to which the Underwriter is exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery ("Date of Delivery") shall be determined by the Underwriter, but shall not be later than five full business days after the exercise of said option, nor in any event prior to the Closing Time.

        (d) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of the Company, 1421 S.W. Barlow Street, Oak Harbor, Washington 98277 or at such other place as shall be agreed upon by the Company, the Selling Shareholders and you, at ___:____ __.m. on the ______ full business day after execution of the Price Determination Agreement, or at such other time not more than ____ full business days thereafter as you and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). Payment shall be made to the Company and the Selling Shareholder by certified or official bank check or checks in next day funds payable to the order of the Company and each of the Selling Shareholders, against delivery to you for the respective accounts of the Underwriter of certificates for the Securities to be purchased by them.

        (e) Certificates for the Securities to be purchased by the Underwriter shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Time. The certificates for the Securities will be made available in New York City for examination and packaging by you not later than ___:____ __.m. on the business day prior to the Closing Time.

SECTION 4. COVENANTS OF THE COMPANY AND THE BANK. The Company and the Bank covenant, jointly and severally, with the Underwriter as follows:

        (a) The Company will advise the Underwriter promptly upon receiving notice of the issuance by any regulatory authority of any stop order with respect to the offering of the Securities or of the institution of any proceeding for that purpose, will use its reasonable best efforts to prevent the issuance of any stop order and, should a stop order be issued, to obtain as soon as possible the lifting thereof. The Company will notify the Underwriter promptly of any request by any regulatory authority for amendment of or supplement to the Prospectus or for additional information, and will not file any amendment of or supplement to the Prospectus of which the Underwriter has not been furnished a copy prior to the filing thereof or file any such amendment or supplement to which the Underwriter has objected in writing to the Company.

        (b) The Company will deliver to the Underwriter one signed copy and two conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein), and from time to time and without charge such number of copies of the Prospectus as the Underwriter may reasonably request, which Prospectus the Company authorizes the Underwriter to use in connection with the sale of the Securities.

        (c) The Company and the Bank will furnish to the Underwriter copies of all written communications by or on behalf of the Company or the Bank with any regulatory agency, including, without limitation, the Commission, FDIC or the Department, relating to the Prospectus and the Securities.

        (d) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriter, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriter) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriter a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company will furnish such information with respect to itself as the Underwriter may from time to time reasonably request.

        (e) The Company will take all necessary action, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions and as the Underwriter and the Company have agreed; provided, however, that the Company shall not be obligated to file any general consent to service of process or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of the Prospectus.

        (f) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the date of the Prospectus.

        (g) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and statements of income, stockholders' equity and cash flows of the Company, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Prospectus), summary financial information of the Company for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

        (h) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Underwriter (i) as soon as available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Underwriter may reasonably request.

        (i) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

        (j) The Company will file with The Nasdaq Stock Market, Inc. all documents and notices required by the Nasdaq National Market of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

        (k) The Company will take such actions and furnish such information as are reasonably requested by the Underwriter in order for the Underwriter to ensure compliance with the National Association of Securities Dealers, Inc.'s ("NASD") "Interpretation Relating to Free-Riding and Withholding."

        (l) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the Closing Time, without the Underwriter's prior written consent, any shares of Common Stock other than the Securities or other than in connection with any arrangement described in the Prospectus.

SECTION 5. PAYMENT OF EXPENSES. The Company, and the Selling Shareholders, in such proportions as they may agree upon among themselves (aggregating 100%), agree to pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, (ii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offering, (iii) the fees and disbursements of the Company's and Selling Shareholders' counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of
Section 4(e) hereof, including fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (v) the printing and delivery of the Prospectus and any amendments or supplements thereto to the Underwriter, (vi) the copying and delivery to the Underwriter of copies of a Blue Sky Survey, and (vii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq National Market. In the event the Underwriter incurs any such fees and expenses on behalf of the Company or the Selling Shareholders, the Company and the Selling Shareholders will reimburse the Underwriter for its accountable out-of-pocket fees and expenses whether or not the Offering is consummated.

        The Company agrees to pay certain expenses incident to the performance of the Underwriter's obligations under this Agreement, including (i) the filing fees paid or incurred by the Underwriter in connection with all filings with the NASD and (ii) all reasonable out-of-pocket expenses incurred by the Underwriter relating to the Offerings, including, without limitation, advertising, promotional, syndication, travel and delivery and settlement expenses and fees and expenses of the Underwriter's counsel. All fees and expenses to which the Underwriter is entitled to reimbursement under this paragraph of this Section 5 shall be due and payable upon receipt by the Company of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Underwriter. Such fees and expenses to which the Underwriter is entitled to reimbursement, other than legal fees of counsel to the Underwriter, shall not exceed $15,000. The Underwriter agrees not to incur legal fees (excluding legal fees relating to state securities laws matters) in excess of $50,000 without the prior consent of the Company.

        Each Selling Shareholder agrees that he or she will pay any stamp duty, transfer or similar tax payable by or on behalf of such Selling Shareholder or the Underwriter in connection with (i) the sale to the Underwriter of the Securities to be sold by such Selling Shareholder, (ii) the purchase by the Underwriter of Securities from such Selling Shareholder or (iii) the consummation by such Selling Shareholder of any of his or her obligations under this Agreement, and further authorizes the payment of any such amount by deduction from the proceeds of the Securities to be sold by him or her under this Agreement and from funds from time to time held for hie or her account by the custodian under the Custody Agreement.

        If this Agreement is terminated by the Underwriter in accordance with the provisions of Section ____ hereof, the Selling Shareholders shall reimburse the Underwriter for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

        Anything herein to the contrary notwithstanding, the provisions of this
Section 5 shall not affect any agreement which the Company and the Selling Shareholders have made or may make among themselves for the allocation or sharing of such expenses and costs.

SECTION 6. CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS. The Company and the Underwriter agree that the issuance and sale of the Securities and all obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Bank herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company and the Bank made pursuant to the provisions hereof, to the performance by the Company and the Bank of its obligations hereunder, and to the following further conditions:

        (a) The Registration Statement shall have been declared effective by the Commission not later than 5:30 P.M., Eastern Time, on the date hereof, and no order suspending the Offering shall have been issued or proceedings therefor initiated or threatened by the Supervisor and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

        (b) At Closing Time, the Underwriter shall have received:

        (1) The favorable opinion, dated as of Closing Time, of Gordon, Thomas, Honeywell, Malanca, Peterson & Daheim, P.L.L.C., special counsel for the Company and the Bank, in form and substance satisfactory to counsel for the Underwriter, to the effect that:

                (i) The Company has been duly organized and is validly existing under the laws of the State of Washington as a business corporation; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition or results of operations of the Company.

                (ii) The Bank has been duly organized and is validly existing under the laws of the State of Washington as a state chartered bank; the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition or results of operations of the Bank.

                (iii) The Company and the Bank each has full corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as described in the Prospectus and to enter into and perform its respective obligations under this Agreement.

                (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization"; the issued and outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and nonassessable.

                (v) The deposit accounts of the Bank are insured by the BIF of the FDIC up to the applicable legal limits.

                (vi) The Securities have been duly and validly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company against payment of the consideration set forth in the Price Determination Agreement, will be duly and validly issued and fully paid and non-assessable.

                (vii) The issuance of the Securities is not subject to preemptive or other similar rights arising by operation of law or, to such counsel's Actual Knowledge, under any instrument or Agreement to which the Company or the Bank is a party or which either may be bound or otherwise.

                (viii) The Prospectus is effective under the Securities Act and, to such counsel's Actual Knowledge, no stop order suspending the effectiveness of the Prospectus has been issued by the Commission or proceedings therefor initiated or threatened by the Commission.

                (ix) At the time the Prospectus became effective and at the Time of Delivery, the Prospectus (other than the financial statements and supporting schedules include therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

                (x) The execution and delivery of this Agreement and the Price Determination Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Company and the Bank, and this Agreement and the Price Determination Agreement each constitutes a legal, valid and binding Agreement of the Company and the Bank, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or other similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC, general equity principles, regardless or whether such enforceability is considered in a proceeding in equity or at law.

                (xi) The execution and delivery of this Agreement and the Price Determination Agreement, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance, that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations or business of the Company and the Bank upon any property or assets of the Company and the Bank pursuant to any material contract, indenture, mortgage, loan Agreement, note, lease or other instrument to which the Company and the Bank is a party or by which any of them may be bound, or to which any of the property or assets of the Company and the Bank is subject, nor will such execution or delivery result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or the Bank.

                (xii) No further approval, authorization, consent or other order of any public board or body is required to be received by the Company and the Bank in connection with the execution and delivery of this Agreement, the offering, issuance or sale of the Securities to the Underwriter, except as may be required under the

        Securities or Blue Sky laws of various jurisdictions as to which no opinion need be rendered.

                (xiii) The Common Stock conforms to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

                (xiv) To such counsel's Actual Knowledge there are no legal or governmental proceedings pending or threatened against or affecting the Company or the Bank which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company and the Bank is a party or to which any of its respective property is subject which are not described in the Prospectus, including ordinary routine litigation incidental to its business, are, considered in the aggregate, not material.

                (xv) To such counsel's Actual Knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which the Company and the Bank is a party required to be described or referred to in the Prospectus other than those described or referred to therein, and the descriptions thereof or references thereto are correct.

                (xvi) The statements in the Prospectus under the captions "Regulation" and "Description of Capital Stock", to the extent such statements constitute summaries of matters of law, are, in all material respects, accurate summaries of the matters set forth therein.

                (xvii) To such counsel's Actual Knowledge, the Company and the Bank have obtained all licenses, permits and other governmental approvals and authorizations currently required for the conduct of their businesses as described in the Prospectus, except where the failure to obtain such licenses, permits, approvals or authorizations would not result in a material adverse change in the financial condition, results of operations or the business of the Company and the Bank, taken as a whole, and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company and the Bank are in all material respects complying therewith.

                (xviii) To such counsel's Actual Knowledge, the Company and the Bank are neither in violation of its respective charter nor in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company and the Bank is a party or by which the Company and the Bank or any of its property may be bound (in any respect that would have a material adverse effect upon the financial condition, results of operations or business of the Company and the Bank, taken as a whole).

                In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of officers or directors of the Company and the Bank and certificates of public officials. Such counsel's opinion shall be limited to matters governed by federal laws and by the laws of the State of Washington. Such opinion may be governed by the Legal Opinion Accord ("Accord") of the American Bar Association Section of Business Law (1991). The term "Actual Knowledge" as used therein shall mean the conscious awareness of facts or other information of the individual lawyers who were actively involved in the transactions contemplated by this Agreement and in the preparation of the documents involved and the opinion letter.

                (2) The favorable opinion, dated as of the Closing Time, of ______________, counsel for the Selling Shareholders, in form and substances satisfactory to counsel for the Underwriter, to the effect that:

                        (i) This Agreement and the Pricing Agreement have each
                been duly executed and delivered by or on behalf of, each of the Selling Shareholders and constitute the valid and binding obligations of each such Selling Shareholder, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors rights generally or by general equitable principles.

                        (ii) The Power of Attorney and Custody Agreement have
                been duly executed and delivered by each of the Selling Shareholders and constitute the valid and binding obligations of each such Selling Shareholder, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                        (iii) To the Actual Knowledge, each of the Selling
                Shareholders has good marketable title to the Initial Securities to be sold by such Selling Shareholder under this Agreement, free and clear of any pledge, lien, security interest, encumbrance, claim or equity other than pursuant to this Agreement, and has full right, power and authority to sell the Initial Securities to be sold by such Selling Shareholder under this Agreement; and upon the delivery of and payment for the Initial Securities as contemplated in this Agreement, the Underwriter will receive good and marketable title to the Initial Securities purchased by it from the Selling Shareholders, free and clear of any pledge, lien, security interest, encumbrance, claim or equity. (In rendering such opinion, counsel may assume that the Underwriter is without notice of any defect in the title of the Selling Shareholders to the Initial Securities being purchased from the Selling Shareholders.)

                In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of the Selling Shareholders and public officials. Such counsel's opinion shall be limited to matters governed by federal laws and by the laws of the State of Washington. Such opinion may be governed by the Legal Opinion Accord ("Accord") of the American Bar Association Section of Business Law (1991). The term "Actual Knowledge" as used therein shall mean the conscious awareness of facts or other information of the individual lawyers who were actively involved in the transactions contemplated by this Agreement and in the preparation of the documents involved and the opinion letter.

                (3) The favorable opinion, dated as of Closing Time, of Breyer & Aguggia, counsel for the Underwriter, with respect to the matters set forth in Section 5(b)(1)(i), (v), (vii) (solely as to preemptive rights arising by operation of law), (ix) and (xii), and such other matters as the Underwriter may reasonably require. In giving its opinion, Breyer & Aguggia may also rely as to certain matters on the opinion of Gordon, Thomas, Honeywell, Malanca, Peterson & Daheim, P.L.L.C. and
        __________________________.

                (4) A letter of Gordon, Thomas, Honeywell, Malanca, Peterson & Daheim, P.L.L.C. and Breyer & Aguggia addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect that nothing has come to their attention that would lead them to believe that the Prospectus (except for the financial statements, notes to financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective or at the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (c) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition, results of operations or business of the Company and the Bank, taken as a whole, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President and Chief Executive Officer of the Company and the Bank and the chief financial or chief accounting officer of the Company and the Bank, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company and the Bank from the latest date as of which the financial condition of the Company is set forth in the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business, (iii) the Bank shall not have received from the FDIC or the _________ any directive (oral or written) to make any change in the method of conducting its business with which it has not complied (which directive, if any, shall have been disclosed to the Underwriter) or which materially and adversely would affect the financial condition, results of operations or business of the Company and the Bank, taken as a whole, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time,
(v) the Company and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (vi) no order suspending the offering of the Securities or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

        (d) At the Closing Time the Underwriter shall have received a certificate from an Attorney-in-Fact for each of the Selling Shareholders, dated as of the Closing Time, to the effect that (i) the representations and warranties of the Selling Shareholders contained in Section 2 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (ii) each of the Selling Shareholders has reviewed the Prospectus, and to the best of each Selling Shareholder's knowledge, the information contained therein relating to such Selling Shareholder and such Selling Shareholder's Securities does not contain any untrue statement or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (iii) the Selling Shareholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

        (e) At the time of the execution of this Agreement, the Underwriter shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that (i) they are independent certified public accountants with respect to the Company; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Prospectus and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon procedures as agreed upon by the Underwriter and KPMG Peat Marwick LLP and set forth in detail in such letter, nothing has come to their attention which causes them to believe that [(A) the unaudited consolidated financial statements and supporting schedules of the Company included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Prospectus,] (B) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the long-term or short-term debt of the Company or any decrease in total assets, allowance for loan losses, total savings deposits or equity of the Company, in each case as compared with the amounts shown in the December 31, 1997 balance sheet included in the Prospectus or, (C) during the period from December 31, 1997 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in net interest income, net interest income after provision for loan losses, or net income of the Company, except in all instances for increases or decreases which the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Prospectus and which are specified by the Underwriter, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

        (f) At the time of the execution of this Agreement, the Underwriter shall have received from David O. Christensen CPA and Consultant, PLLC a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that (i) until the date of termination of its engagement as independent auditors of the Company, they were independent certified public accountants with respect to the Company; (ii) based upon procedures as agreed upon by the Underwriter and David O. Christensen CPA and Consultant, PLLC and set forth in detail in such letter, nothing has come to their attention which causes them to believe that the consolidated financial statements and supporting schedules of the Company at December 31, 1996 and 1995 and for the years ended December 31, 1996 and 1995 included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus, (iii) in addition to the examination referred to in their opinions and the procedures referred to in clause (ii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Prospectus and which are specified by the Underwriter, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

        (g) At the Closing Time, the Underwriter shall have received from KPMG Peat Marwick LLP a letter, dated as of Closing Time, to the effect that they reaffirm their statements made in the letter furnished pursuant to subsection
(e) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

        (h) At the date hereof, the Securities shall have been approved for listing on the Nasdaq National Market upon notice of issuance.

        (i) At the Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, the Bank and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

        (j) At any time prior to the Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the judgment of the Underwriter, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the American Stock Exchange or the New York Stock Exchange shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Securities and Exchange Commission or any other governmental authority, and a banking moratorium shall not have been declared by Federal, Washington or New York authorities.

SECTION 7.  INDEMNIFICATION.

        (a) The Company, the Bank and each Selling Shareholder agree, jointly and severally, to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter, within the meaning of Section 15 of the Securities Act, and any officer, director, employee and agent as follows:

                (i) Against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of or based on an untrue statement or alleged untrue statement of a material fact contained in any preliminary offering circular or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or similar statements or omissions in or from other information furnished by or on behalf of the Company, the Bank and the Selling Shareholders to the Underwriter;

               (ii) Against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, the Bank and the Selling Shareholders; and

               (iii) Subject to paragraph 7(c) below, against any and all expense whatsoever, as incurred (including fees and disbursements of the Underwriter's counsel and hourly charges of your directors, officers and employees at your normal billing rates and the disbursements of the Underwriter, and such person's reasonable travel and other out-of-pocket expenses), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above: provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information. The foregoing indemnification with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased shares (or any person controlling such Underwriter) if a copy of the Prospectus (as then amended or supplemented if the Company, the Bank and the Selling Shareholders shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, provided that the Company, the Bank and the Selling Shareholders delivered the Prospectus (as so amended or supplemented) to the Underwriter on a timely basis to permit such delivery.

        (b) The Underwriter agrees to indemnify and hold harmless the Company and the Bank, and each of its directors, and officers, and each person, if any, who controls the Company and the Bank within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any preliminary offering circular or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity the Underwriter Information.

        (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for any fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall not be liable for settlement effected without its prior consent.

SECTION 8. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 7 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Bank, the Selling Shareholders and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Bank and the Underwriter, as incurred, in such proportions (i) that the Underwriter are responsible for that portion represented by the percentage that the aggregate underwriting fees appearing on the cover page of the Prospectus bears to the aggregate gross proceeds appearing thereon and the Company, the Bank and the Selling Shareholders are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, the Bank and the Selling Shareholders on the one hand, and the Underwriter, on the other, as reflected in clause (i), but also the relative fault of the Bank on the one hand and the Underwriter on the other (relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, the Bank and/or the Selling Shareholder or the Underwriter and the parties' relative intent, knowledge, and access to information), as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Underwriter, and each director of the Company and Bank, and each person, if any, who controls the Company, the Bank and the Selling Shareholders within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company and the Bank and the Selling Shareholders. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Underwriter be required to contribute an aggregate amount in excess of the aggregate fees to which the Underwriter is entitled and actually paid pursuant to this Agreement.

SECTION 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The representations, warranties, indemnities, agreements and other statements of the Company and the Bank or their officers and the Selling Shareholders set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, the Bank, the Selling Shareholders or the Underwriter or controlling person and will survive delivery of and payment for the Securities.

SECTION 10.  TERMINATION OF AGREEMENT.

        (a) You may terminate this Agreement, by notice to the Company and the Bank and the Selling Shareholders, at any time at or prior to the Closing Time
(i) if there has been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company or the Bank, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of existing hostilities or other national or international calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the NASD or any other governmental authority with appropriate jurisdiction over such matters, or (iv) if a banking moratorium has been declared by either Federal or Washington authorities.

        (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 7, 8 and 9 shall remain in effect.

        (c) This Agreement may also terminate pursuant to the provisions of
Section 6, with the effect stated in such Section.

SECTION 11. DEFAULT BY ONE OR MORE OF THE SELLING SHAREHOLDERS. If one or more of the Selling Shareholders shall fail at the Closing Time to sell and deliver the number of Initial Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder on such date, and the non-defaulting Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number of Securities to be sold by all Selling Shareholders as set forth in Schedule A, then the Underwriter may at its option, by notice from it to the Company, the Bank and the non-defaulting Selling Shareholders, either (a) terminate this Agreement without any liability on the part of any non-defaulting party or (b) elect to purchase the Initial Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder.

        In the event of a default by any Selling Shareholder as referred to in this Section 11 each of the Underwriter, the Company, the Bank and the non-defaulting Selling Shareholders shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents of arrangements.

        No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

SECTION 12. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication.

        If to the Underwriter:      Ryan, Beck & Co., Inc.
                                    220 South Orange Avenue
                                    Livingston, New Jersey 07039
                    Attention:      Ben A. Plotkin, President

               with a copy to:      John F. Breyer, Jr., Esquire

                                    Breyer & Aguggia
                                    1300 I Street, N.W.
                                    Suite 470 East
                                    Washington, D.C.  20005

        If to the Company:          Washington Banking Company
                                    1421 S.W. Barlow Street
                                    Oak Harbor, Washington 98277
                                    Attention: Michal D. Cann, President

        with a copy to:             J. James Gallagher, Esquire
                                    Gordon, Thomas, Honeywell, Malanca,
                                    Peterson & Daheim, P.L.L.C.
                                    1201 Pacific Avenue, Suite 2200
                                    Tacoma, Washington 98401

        If to the Bank:             Whidbey Island Bank
                                    1421 S.W. Barlow Street
                                    Oak Harbor, Washington 98277
                                    Attention: Michal D. Cann, President

        with a copy to:             J. James Gallagher, Esquire
                                    Gordon, Thomas, Honeywell, Malanca,
                                    Peterson & Daheim, P.L.L.C.
                                    1201 Pacific Avenue, Suite 2200
                                    Tacoma, Washington 98401

        If to the Selling
        Shareholders:               ____________________________

                                    ____________________________

                                    Attention: _________________

        with a copy to:             ____________________________

                                    ____________________________

                                    ____________________________

                                    ____________________________

                                    ____________________________

SECTION 13. PARTIES. This Agreement herein set forth is made solely for the benefit of the Underwriter, the Company, the Bank and the Selling Shareholder and, to the extent expressed, any person controlling the Company or the Bank or of the Selling Shareholders or of the Underwriter, and the directors of the Company and the Bank, their respective officers, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 14, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriter of the Securities.

SECTION 14. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

SECTION 15. ARBITRATION. Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or otherwise relating to this Agreement shall be submitted to and settled by arbitration conducted in Livingston, New Jersey before one or three arbitrators, each of whom shall be knowledgeable in the field of securities law and investment banking. Such arbitration shall otherwise be conducted in accordance with the rules then obtaining of the American Arbitration Association. The parties hereto agree to share equally the responsibility for all fees of the arbitrators, abide by any decision rendered as final and binding, and waive the right to appeal the decision or otherwise submit the dispute to a court of law for a jury or non-jury trial. The parties hereto specifically agree that neither party may appeal or subject to the award or decision of any such arbitrator to appeal or review in any court of law or in equity or in any other tribunal, arbitration system or otherwise. Judgment upon any award granted by such arbitrator may be enforced in any court having jurisdiction thereof.

SECTION 16. GOVERNING LAW AND TIME. This Agreement shall be governed by the laws of the State of New Jersey. Specified times of the day refer to Eastern Time, unless otherwise indicated.

SECTION 17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.


                                      * * *

                            [Signature page follows]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among each of the Underwriter, the Company, the Bank and the Selling Shareholders in accordance with its terms.

                                    Very truly yours,

                                    WASHINGTON BANKING COMPANY

                                    By:
                                       -----------------------------------------
                                           Michal D. Cann
                                           President and Chief Executive Officer

                                    WHIDBEY ISLAND BANK

                                    By:
                                       -----------------------------------------
                                           Michal D. Cann
                                           President and Chief Executive Officer

                                    THE SELLING SHAREHOLDERS


                                    Name:
                                         ---------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Name:
                                         ---------------------------------------

CONFIRMED AND ACCEPTED,
as of the date first above written:


RYAN, BECK AND CO., INC.



By:
   ---------------------------------
   Name:
   Title:

                                          SCHEDULE A

                                                                        Number of
Name of Selling Shareholder                                             Initial Securities



                                   SCHEDULE B


Name of Securityholder

                                   EXHIBIT A


                           WASHINGTON BANKING COMPANY
                           (a Washington corporation)


                        ________ SHARES OF COMMON STOCK
                            (No Par Value Per Share)


                         PRICE DETERMINATION AGREEMENT

                              _________ ____, 1998

RYAN, BECK & CO., INC.
220 South Orange Avenue
Livingston, New Jersey 07039

Dear Sirs:

        Reference is made to the Underwriting Agreement dated _________ ___, 1998 ("Underwriting Agreement") relating to the purchase by the Underwriter of the above stated number of shares of common stock, no par value per share ("Securities"), of Washington Banking Company, a Washington corporation ("Company"). This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

        Pursuant to Section 3 of the Underwriting Agreement, the Company, the Bank and each of the Company's shareholders named in Schedule A to the Underwriting Agreement ("Selling Shareholders"), severally and not jointly, agree with each Underwriter as follows:

        1. The public offering price per share for the Securities, determined as provided in said Section 3, shall be $_____.

        2. The purchase price per share for the Securities to be paid by the Underwriter shall be $_______, representing an amount equal to the initial public offering price set forth above less $_____ per share.

        The Company and the Bank represent and warrant, jointly and severally, to the Underwriter that the representations and warranties of the Company and the Bank set forth in Section l of the Underwriting Agreement, and each of the Selling Shareholders represents and warrants, jointly and severally, to the Underwriter that the representations and warranties of the Selling Shareholders set forth in Section 2 of the Underwriting Agreement, are, in each case, accurate as though expressly made at and as of the date hereof.

        This Agreement shall be governed by the laws of the State of New Jersey.

        If the foregoing is in accordance with your understanding of the agreement among the Company, the Bank, the Selling Shareholders and the Underwriter, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement among the Underwriters, the Company, the Bank and the Selling Shareholders in accordance with its terms and the terms of the Underwriting Agreement.

                                Very truly yours,

                                WASHINGTON BANKING COMPANY

                                By:
                                    -----------------------------------------
                                    Michal D. Cann
                                    President and Chief Executive Officer

                                WHIDBEY ISLAND BANK

                                By:
                                    -----------------------------------------
                                    Michal D. Cann
                                    President and Chief Executive Officer

                                THE SELLING SHAREHOLDERS

Confirmed and accepted as of
the date first above written:

RYAN, BECK & CO., INC.


By:
    -----------------------------------------
    Name:
    Title:

                                      A-3